                                 [Face of Note]
-------------------------------------------------------------------------------


                                                            CUSIP ____________

                                                                          ISIN
                                                            ______________

               10.875% Series B Senior Subordinated Notes due 2011

No. 1                                                            $____________

                           THE WILLIAM CARTER COMPANY

promises to pay to holder

or registered assigns,

the principal sum of
                     --------------------------------------------------------

Dollars on August 15, 2011.

Interest Payment Dates:  February 15 and August 15

Record Dates:  February 1 and August 1

Dated:  August 15, 2001

                                    THE WILLIAM CARTER COMPANY


                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:





This is one of the Notes referred to in the within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
  as Trustee


By:
     --------------------------------------------
                Authorized Signatory

                                 [Back of Note]


               10.875% Series B Senior Subordinated Notes due 2011

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. The William Carter Company, a Massachusetts corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10.875% per annum from February 15, 2002 until maturity and shall pay the Special Interest, if any, payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be February 15, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be presented for payment and payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of August 15, 2001 ("Indenture"), by and among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of this Indenture shall govern and be controlling. The Company shall be entitled, subject to its compliance with Section 4.09 of the Indenture, to issue additional Notes pursuant to Section 2.13 of the Indenture.

         5. OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to August 15, 2006. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

        YEAR                                              PERCENTAGE
        ----                                              ----------
        2006.........................................     105.438%
        2007.........................................     103.625%
        2008.........................................     101.813%
        2009 and thereafter..........................     100.000%

         (b) Notwithstanding the provisions of clause (a) of this Paragraph 5, at any time prior to August 15, 2004, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 110.875% of the aggregate principal amount thereof, plus accrued and unpaid interest and Special Interest thereon, if any to the redemption date, using the proceeds of one or more equity offerings, as further described in
Section 3.07(b) of the Indenture; PROVIDED that at least 65% of the aggregate principal amount remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and that such redemption occurs within 90 days of the date of the closing of such Equity Offering.

         6. MANDATORY REDEMPTION.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7. REPURCHASE AT OPTION HOLDER.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, on the Notes repurchased to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder
(i) describing the transaction or transactions constituting the Change of Control and (ii) offering to repurchase the Notes. Such notice shall set forth the procedures governing the Change of Control Offer as required by the Indenture and will take all other such action as required by the Indenture with respect to a Change of Control.

         (b) If the Company or a Subsidiary consummates any Asset Sales, subject to Section 4.10 of the Indenture, within 30 days after each date on which the aggregate amount of Excess Proceeds from Asset Sales exceeds $10.0 million, the Company shall commence an offer to all holders of Notes and Other Indebtedness that is pari passu with the Notes and which contain similar asset sale provisions (as "Asset Sale Offer") pursuant to Section 3.09 and 4.10 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, to the date fixed for the closing of such Asset Sale Offer, in accordance with the procedures set forth in the Indenture. The Company may use such excess proceeds for any purpose not otherwise prohibited by the Indenture and such remaining proceeds shall cease to be Excess Proceeds with respect to any future Asset Sale. If the aggregate principal amount of Notes and Other Indebtedness upon tender exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Other Indebtedness to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Subject to Section 3.09 of the Indenture, notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in this Indenture, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer of Notes), and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer of Notes). Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes by a successor to the Company, pursuant to Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

         12. DEFAULTS AND REMEDIES. Under the Indenture, Events of Default include: (i) default for 30 days in the payment when due of interest or Special Interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Sections 4.07 or 4.09 and such failure continues for 30 days after notice thereof, (iv) failure by the Company to comply with Section 4.10, 4.15 or 5.01 of the Indenture; (v) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements in the Indenture, the Notes; (vi) default under certain other agreements relating to Indebtedness of the Company in excess of $15 million which default results in the acceleration of such Indebtedness prior to its express maturity or is caused by a failure to pay such Indebtedness due at maturity and such Indebtedness equals $15 million or more in the aggregate;
(vii) certain final judgments for the payment of money in excess of $15 million that remain undischarged, unpaid or unstayed for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Company or certain of its Significant Subsidiaries; and (ix) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare by notice to the Company all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, premium or Special Interest, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required within 30 days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations in the Indenture and the Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any Guarantor or the Trustee as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until an authorized signatory of the Trustee (or authenticating agent) manually signs the certificate of authentication on the reverse side of this Note, authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of August 15, 2001, by and among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE AND/OR THE REGISTRATION RIGHTS AGREEMENT. REQUESTS MAY BE MADE TO:

THE WILLIAM CARTER COMPANY
THE PROSCENIUM
1170 PEACHTREE STREET NE, SUITE 900
ATLANTA, GA  30309
ATTENTION:  SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ---------------------------------
                                                (Insert assignee's legal name)

                  (Insert assignee's soc. sec. or tax I.D. no.)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        -------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                           Your Signature:
                                           ------------------------------------
                                            (Sign exactly as your name appears
                                                 on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                 / / Section 4.10             / / Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                           $
                            ------------------

Date:_______________

                            Your Signature:
                                            ----------------------------------
                                            (Sign exactly as your name appears
                                                on the face of this Note)

                            Tax Identification No.:
                                                   ---------------------------

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[INSERT THE SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE IN THE FOLLOWING FORM, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                           PRINCIPAL AMOUNT
                           AMOUNT OF DECREASE                             OF THIS GLOBAL NOTE       SIGNATURE OF
                           IN PRINCIPAL AMOUNT   AMOUNT OF INCREASE IN      FOLLOWING SUCH       AUTHORIZED OFFICER
                                   OF             PRINCIPAL AMOUNT OF          DECREASE             OF TRUSTEE OR
    DATE OF EXCHANGE        THIS GLOBAL NOTE        THIS GLOBAL NOTE         (OR INCREASE)         NOTE CUSTODIAN
    ----------------        ----------------        ----------------         -------------         --------------
